Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 33-72144 and 333-178244) of the AEGON USA Producers’ Stock Purchase Plan and Plan Trust of our report dated March 25, 2015 relating to the financial statements of the AEGON USA Producers’ Stock Purchase Plan and Plan Trust, which appears in this Form 11-K.

/s/ Pricewaterhouse Coopers, LLP

Pricewaterhouse Coopers LLP

Chicago, IL

March 25, 2015